Exhibit 5.1

+1 617 526 6000 (t) +1 617 526 5000 (f)

February 28, 2022

Mersana Therapeutics, Inc.

840 Memorial Drive

Cambridge, Massachusetts 02139

Re:	Registration Statement on Form S-8; 2017 Stock Incentive Plan; 2022 Inducement Stock Incentive Plan; Inducement Award Agreements (as defined below)

Ladies and Gentlemen:

We have assisted in the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) an aggregate of 2,948,362 additional shares (the “Plan Shares”) of common stock, $0.0001 par value per share (the “Common Stock”), of Mersana Therapeutics, Inc., a Delaware corporation (the “Company”), issuable under the Company’s 2017 Stock Incentive Plan (the “2017 Plan”), (ii) an aggregate of 2,000,000 shares (the “Inducement Plan Shares”) of Common Stock issuable under the Company’s 2022 Inducement Stock Incentive Plan (the “Inducement Plan” and together with the 2017 Plan, the “Plans”), and (iii) an aggregate of 225,000 shares (the “Inducement Shares” and together with the Plan Shares and Inducement Plan Shares, the “Shares”) of Common Stock pursuant to an inducement stock option agreement between the Company and Tushar Misra, entered into in connection with Dr. Misra’s commencement of employment with the Company, and an inducement stock option agreement between the Company and Mohan Bala, entered into in connection with Dr. Bala’s commencement of employment with the Company (collectively, the “Inducement Award Agreements”).

We have examined the Certificate of Incorporation and Bylaws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plans and the Inducement Award Agreements, as applicable, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Mersana Therapeutics, Inc. February 28, 2022 Page 2

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plans and the Inducement Award Agreements, as applicable, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Wilmer Cutler Pickering Hale and Dorr LLP

By:	/s/ Rosemary G. Reilly
Rosemary G. Reilly, a Partner